SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)—February 3, 2003

NETSOLVE, INCORPORATED

(Exact name of Registrant as Specified in Charter)

Delaware	0-24983	75-2094811-2
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9500 Amberglen Boulevard

Austin, Texas 78729

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including Area Code - (512) 340-3000

Item 5.    Other Events and Regulation FD Disclosure.

Appointment of Directors

The Board of Directors appointed Mr. Jim Zucco and Mr. Jerry Gregoire to serve on the Company’s Board of Directors, effective February 5, 2003. Information regarding the committees these directors may serve on is undetermined at this time.

AT&T Relationship

On February 3, 2003 AT&T provided the Company with written notice of its decision to terminate its Contract Services Agreement in support of AT&T’s Managed Network Solutions (MNS) Service offering (the “MNS Agreement”) with the Company, thus reducing the scope of its business relationship with the Company. The MNS Agreement represents one of two primary reseller agreements with AT&T with the other one being the Managed DSU Service Agreement. Revenues under the MNS Agreement accounted for approximately 27% of recurring network management services revenues in fiscal year 2002 and 17% in the nine months ended December 31, 2002, and 34% of total revenues in fiscal year 2002 and 23% in the nine months ended December 31, 2002. Business with AT&T under all agreements accounted for 61% of the Company’s total revenues in fiscal year 2002, and 53% of the Company’s total revenues in the nine months ended December 31, 2002.

The transition of all existing orders under the MNS Agreement will begin on July 1, 2003, which will start an eight-month transition period under this agreement. The Company expects to receive approximately $800,000 in transition fees over the transition period in the event all sites are transitioned.

Rights Agreement

On February 5, 2003, the Board of Directors (the “Board”) of NetSolve, Incorporated (the “Company”) adopted a Rights Plan (the “Rights Plan”) which is embodied in the Rights Agreement (as amended from time to time, the “Rights Agreement”) entered into between the Company and American Stock Transfer & Trust Co. (the “Rights Agent”), which is the agent that will administer the Rights Plan. On February 5, 2003, in connection with the Rights Plan, the Board also declared a dividend of one “Right” for each outstanding share of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), for stockholders of record at the close of business on February 28, 2003.

Each Right generally entitles the holder to purchase one one-thousandth (1/1,000) of a share (a “Unit”) of the Company’s newly created Series A Preferred Stock at a price of $50.00 per Unit upon certain events. Generally, in the event a person or entity acquires, or initiates a tender offer to acquire, at least 15% of the Company’s then outstanding Common Stock, the Rights will become exercisable for Common Stock having a value equal to two times the exercise price of the Right, or effectively at one-half of the Company’s then-current stock price. The Rights are redeemable under certain circumstances at $0.001 per Right and will expire, unless earlier redeemed, on February 5, 2013.

Description of Rights; Purchase Price

Each Right entitles the registered holder to purchase from the Company, under certain circumstances, a unit consisting of one one-thousandth (1/1,000) of a share of the Company’s Series A Preferred Stock, par value $.10 per share (the “Preferred Stock”), at a Purchase Price of $50.00 per Unit. The purchase price is subject to appropriate adjustment for stock splits and other similar events.

Voting.    Each Unit shall entitle the holder thereof to one vote on all matters submitted to a vote of the Company’s stockholders, voting together with holders of Common Stock as one class on all such matters. Holders of Units shall not have the right to cumulate their votes in the election of the Company’s directors, and will have the same voting rights and limitations applicable to holders of Common Stock as set forth in the Company’s Restated Certificate of Incorporation.

Dividends.    Each Unit shall entitle the holder thereof to a right to receive dividends, when, as and if, declared by the Board out of funds legally available therefor on a pari passu basis with dividend rights of the Common Stock.

Liquidation.    In the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up, holders of the Units shall be entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of (i) all the Company’s debts and liabilities, and (ii) the preferential rights of any senior series of preferred stock, but before any such liquidation distributions are paid in respect of Common Stock.

Mergers.    In the event of any merger, consolidation or other transaction in which Common Stock is changed or exchanged, the holder of each Unit will be entitled to receive the same consideration received per share of Common Stock. These rights are protected by customary antidilution provisions (see Adjustments below). Although the Rights are redeemable, Units of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.

Because a Unit is equal to one one-thousandth (1/1,000) of a share of Preferred Stock, a holder of one full share of Preferred Stock generally would be entitled to dividend, liquidation and voting rights equal to one thousand (1,000) times the dividend, liquidation and voting rights of one share of Common Stock. Because of the nature of the Units’ dividend, liquidation and voting rights, the value of one one-thousandth (1/1,000) of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Exercisability of Rights; Expiration Date

The Rights are not exercisable until occurrence of certain triggering events, referred to as Distribution Dates (as defined below), and will expire at the close of business on February 5, 2013 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, all as described below.

Triggering Events; Distribution Date

The Rights will be exercisable only upon the earlier of: (i) 10 business days following a public announcement (the “Stock Acquisition Date”) that a person or group of affiliated or associated persons (an “Acquiring Person”) had acquired, or obtained the right to acquire, beneficial ownership of 15% (or 20% in the case of a person owning more than 15% on February 5, 2003) or more of the Company’s outstanding Common Stock, and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in an Acquiring Person beneficially owning 15% or more of such outstanding shares of Common Stock (each, a “Flip-In Triggering Event”).

Flip-In Rights

In the event of a Flip-In Triggering Event, each Right will automatically convert into a Right to buy Common Stock rather than Preferred Stock. As such, each holder of a Right will thereafter have the right to purchase the Company’s Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right, or in other words, effectively at one-half of the Company’s then-current stock price. However, any Rights associated with Common Stock acquired by an Acquiring Person will be void, and such Acquiring Person will not be able to exercise the Rights to purchase additional Common Stock. Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company, described below.

Following is an example of how exercise of the Rights would work, assuming a then-current market price for the Company’s Common Stock of $10.00.

Example. At an exercise price of $50.00 per Right, each Right (excluding those owned by an Acquiring Person) would be multiplied by the number of Units of Preferred Stock into which the Right was exercisable—1. That number $50.00 × 1 = 50 is then divided by 50% of the then-current market price of the Company’s stock (50% of $10.00 = 5)—thus, $50.00 divided by 5 equals 10, which is the number of shares of the Company Common Stock received for each Right. Thus, for each $50.00 purchase price, each holder would receive 10 shares of the Company Common Stock, which would have an aggregate worth of $100.00—twice the $50.00 purchase price.

Flip-Over

In the event that, at any time following the Flip-In Triggering Event: (i) the Company is acquired in a merger or other business combination transaction, or (ii) more than 50% of the Company’s assets or earning power is sold or transferred, each holder of a Right (except voided Rights held by the Acquiring Person) shall have the right to purchase common stock of the Acquiring Person having a value equal to two times the exercise price of the Right. The formula for a Flip-Over purchase is the same as used for a Flip-In Event, only utilizing the market price of the Acquiring Person’s stock.

Transfer and Detachment of Rights

Initially, the Rights will be attached to all Common Stock certificates representing Common Stock then outstanding, and no separate Rights Certificates will be distributed. The

Rights will separate from the Common Stock upon a “Distribution Date”, which generally is the 10th day after a triggering event. Until the Distribution Date: (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after February 28, 2003 will contain a legend and notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

As soon as practicable after a Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate must make such request in writing to the Rights Agent, and shall surrender the Rights Certificate to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever regarding the transfer of any such surrendered Rights Certificate until the registered holder has completed and signed the certificate contained in the form of assignment (on the reverse side of the Rights Certificate) and has provided such additional information about the identity of the parties involved, as the Company may reasonably request. Thereupon the Rights Agent shall, subject to certain restrictions contained in the Rights Agreement regarding certain entities acquiring 15% or more of the Company’s Common Stock, countersign and deliver to the person entitled a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

Adjustments

The Purchase Price payable, and the number of Units or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock, or shares having the same rights, preferences and privileges as the Preferred Stock, or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption

In general, at any time prior to the earlier of (i) the close of business on the 10th business day following the Stock Acquisition Date, or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Exchange

In general, at any time after a Person becomes an Acquiring Person, and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange all or part of the then outstanding Rights (other than Rights owned by such person or group which have become void) for Common Stock at an exchange ratio of one share of Common Stock per Right (or in certain circumstances preferred stock), subject to applicable adjustments.

Rights of Holders

Until a Right is exercised, the holder thereof will have no rights as a stockholder of the Company relating to the Rights, including without limitation the right to vote, receive dividends or any distributions upon liquidation.

Tax Consequences

While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights became exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Amendments

Other than those provisions relating to the duration of the Rights Agreement and the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement (other than those described in the preceding sentence) may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

Further Information

The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights is incorporated by reference as an exhibit hereto. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit	Description

4

Rights Agreement, dated as of February 5, 2003 between NetSolve, Incorporated and the American Stock Transfer & Trust Co., which includes as Exhibit A thereto the form of Certificate of Designations, Preferences and Rights of Series A Preferred Stock, Exhibit B thereto the form of Rights Certificate and Exhibit C thereto the Summary of Rights Plan adopted by NetSolve, Incorporated (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form 8-A, dated February 6, 2003).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSOLVE, INCORPORATED

By:	/s/ Ken Kieley

Name:	Ken Kieley
Title:	Vice President of Finance, Chief Financial Officer

Date: February 6, 2003

EXHIBIT INDEX

Exhibit	Description

4

Rights Agreement, dated as of February 5, 2003, between NetSolve, Incorporated and the American Stock Transfer & Trust Co., which includes as Exhibit A thereto the form of Certificate of Designations, Preferences and Rights of Series A Preferred Stock, Exhibit B thereto the form of Rights Certificate and Exhibit C thereto the Summary of Rights Plan adopted by NetSolve, Incorporated (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form 8-A, dated February 6, 2003).